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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this registration statement on Form S-8 and S-3 of our reports dated March 8, 1996 on our audits of the consolidated financial statements and financial statement schedules of CenterPoint Properties Corporation and Subsidiaries as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995, which report is included in the Annual report on Form 10-K. We also consent to the reference to our firm under the caption "Experts".


                                        COOPERS & LYBRAND L.L.P.

Chicago, Illinois
May 30, 1996